UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

PLAYAGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 S. Edmond St., Suite #300
Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 722-6700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into Material Definitive Agreement.

On February 15, 2022 (the “Closing Date”), AP Gaming I, LLC (the “Borrower”), a Delaware limited liability company and wholly owned indirect subsidiary of PlayAGS, Inc. (the “Company”), as borrower, and AP Gaming Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“Holdings”), entered into an Incremental Assumption and Amendment Agreement (the “Incremental Agreement”) with certain of the Borrower’s subsidiaries, the lenders party thereto and Jefferies Finance LLC, as administrative agent (the “Administrative Agent”). The Incremental Agreement amends and restates that certain First Lien Credit Agreement, dated as of June 6, 2017, as amended on December 6, 2017, as amended and restated on February 7, 2018, as amended and restated on October 5, 2018, as amended on August 30, 2019, as amended on May 1, 2020, and as amended on August 4, 2021 (the “Existing Credit Agreement”), among the Borrower, Holdings, the lenders party thereto from time to time, the Administrative Agent and the other parties named therein (the Existing Credit Agreement as amended and restated by the Incremental Agreement, the “Amended Credit Agreement”).

The Amended Credit Agreement provides (i) a senior secured first lien term loan in an aggregate principal amount of $575.0 million (the “New Term Loan Facility”), the proceeds of which, together with cash on hand of the Borrower and its subsidiaries, were used by the Borrower on the Closing Date to repay all amounts outstanding under the existing term loan facilities set forth in the Existing Credit Agreement and to pay related fees and expenses, and (ii) a $40.0 million senior secured first lien revolving facility, with a $7.5 million letter of credit subfacility and a $5.0 million swingline subfacility (the “New Revolving Credit Facility”).

All borrowings under the New Revolving Credit Facility are subject to the satisfaction of customary conditions, including the absence of a default or event of default and the accuracy of representations and warranties in all material respects. Proceeds of the revolving loans drawn after the Closing Date, swingline loans and letters of credit will be used for working capital and general corporate purposes.

Borrowings under the Amended Credit Agreement will bear interest at a per annum rate equal to, at the Borrower’s election, either (a) an adjusted term Secured Overnight Financing Rate (“SOFR”) for the interest period in effect, subject to a floor of (i) in the case of term loan borrowings, 0.75% and (ii) in the case of revolver borrowings, 0.00% or (b) a base rate determined by the highest of (i) the prime rate in effect, (ii) the federal funds effective rate plus 0.50% and (iii) an adjusted term SOFR with an interest period of one month plus 1.00%, in each case plus an applicable margin of 4.00% for adjusted term SOFR loans and 3.00% for base rate loans.

In addition, the Borrower will be required to pay a commitment fee equal to 0.50% per annum to the lenders under the New Revolving Credit Facility in respect of the unutilized commitments thereunder. The Borrower will also be required to pay customary agency fees as well as letter of credit participation fees computed at a rate per annum equal to the applicable margin for adjusted term SOFR borrowings on the daily stated amount of outstanding letters of credit, plus such letter of credit issuer’s customary documentary and processing fees and charges and a fronting fee computed at a rate equal to 0.125% per annum on the daily stated amount of each letter of credit.

The New Term Loan Facility will mature on February 15, 2029 and, commencing with the quarter ending June 30, 2022, will amortize in quarterly installments equal to 0.25% of the original aggregate principal amount of the term loans, with the balance due at maturity. The commitments under the New Revolving Credit Facility will terminate on February 15, 2027.

The Borrower may voluntarily repay outstanding loans under the Amended Credit Agreement at any time, without prepayment premium or penalty, except in connection with a repricing event in respect of the New Term Loan Facility as described below, subject to customary “breakage” costs with respect to adjusted term SOFR loans. Any refinancing through the issuance of certain debt or any repricing amendment, in either case, that constitutes a “repricing event” applicable to the New Term Loan Facility resulting in a lower yield occurring at any time on or prior to August 15, 2022 will be accompanied by a 1.00% prepayment premium or fee, as applicable.

The Amended Credit Agreement includes customary mandatory prepayment events, affirmative covenants, negative covenants and events of default. In addition, the New Revolving Credit Facility requires the Borrower to comply on a quarterly basis, commencing on June 30, 2022, with a maximum net first lien senior secured leverage ratio of 6.70 to 1.00 if the aggregate amount of funded loans and issued letters of credit (excluding up to $5.0 million of undrawn letters of credit under the New Revolving Credit Facility and letters of credit that are cash collateralized) under the New Revolving Credit Facility on such date exceeds 35% of the then-outstanding commitments under the New Revolving Credit Facility.

The obligations under the Amended Credit Agreement are guaranteed on a senior secured basis by each wholly-owned domestic subsidiary of the Borrower that guaranteed the obligations under the Existing Credit Agreement. The obligations are secured by a pledge by Holdings of the Borrower’s equity interest directly held by Holdings and a pledge of substantially all of the existing and future property and assets of the Borrower and the subsidiary guarantors, subject to certain exceptions. Such security interests will consist of a first-priority lien with respect to the collateral.

The foregoing description of the Incremental Agreement and the Amended Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incremental Agreement, a copy of which is filed as Exhibit 10.1 hereto and the full text of the Amended Credit Agreement, which is attached as Annex A to the Incremental Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On February 15, 2022, the Company issued a press release announcing the entry into the Amended Credit Agreement and the incurrence of loans under the New Term Loan Facility, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

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The information in this Current Report on Form 8-K contains forward-looking statements based on management’s current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding the public offering and other statements identified by words such as “believe,” “will,” “may,” “might,” “likely,” “expect,” “anticipates,” “intends,” “plans,” “seeks,” “estimates,” “believes,” “continues,” “projects,” “targets” and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events. These forward-looking statements reflect the current views, models, and assumptions of the Company, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in the Company’s performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of the Company to maintain strategic alliances, unit placements or installations, grow revenue, garner new market share, secure new licenses in new jurisdictions, successfully develop or place proprietary product, comply with regulations, have its games approved by relevant jurisdictions, the effects of COVID-19 on the Company’s business and results of operations, and other factors set forth under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 4, 2021. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this Current Report on Form 8-K. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
Incremental Assumption and Amendment Agreement, dated as of February 15, 2022, by and among AP Gaming Holdings, LLC, AP Gaming I, LLC, each subsidiary loan party listed on the signature pages thereof, Jefferies Finance LLC and the lenders party thereto.

99.1	Press Release, dated February 15, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

Date: February 15, 2022	By:	/s/ Kimo Akiona
	Name:	Kimo Akiona
	Title:	Chief Financial Officer,
Chief Accounting Officer and Treasurer
(Principal Financial and Accounting Officer)